Exhibit 23(b)


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 31, 1994 included or incorporated by reference in Amdahl Corporation's Form 10-K for the fiscal year ended December 31, 1993



                                                      ARTHUR ANDERSEN & CO.


San Jose, California
June 15, 1994